Exhibit 10.5

April 6, 2017

Forum Merger Corporation

c/o Forum Investors I, LLC

135 East 57th  Street, 8th Floor

New York, NY 10022

EarlyBirdCapital, Inc.

366 Madison Avenue

New York, New York 10017

Re:	Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Forum Merger Corporation, a Delaware corporation (the “Company”), and EarlyBirdCapital, Inc. as representative (the “Representative”) of the several Underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), one right entitling the holder to one-tenth of one share of Common Stock (each a “Right”), and one half of one warrant, each whole warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, each of the undersigned will vote all shares of Common Stock and Founders’ Common Stock beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination.

2. In the event that the Company fails to consummate a Business Combination within the time period set forth in the Company’s Certificate of Incorporation, as the same may be amended from time to time, each of the undersigned will, as promptly as possible, cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, but not more than 10 business days thereafter, redeem the Common Stock sold as part of the Units in the IPO (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust Account net of interest that may be used by the Company to pay its franchise and income taxes payable and up to $100,000 of interest that may be released to us to pay dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the cases of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and other requirements of applicable law. The undersigned hereby waives any and all right, title, interest or claim of any kind the undersigned may have in the future in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. In the event of the liquidation of the Trust Account, Forum Investors I, LLC. agrees to indemnify and hold harmless the Company for any debts and obligations to target businesses or vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but only to the extent necessary to ensure that such debt or obligation does not reduce the amount of funds in the Trust Account below $10.00 per share; provided that such indemnity shall not apply (i) if such vendor or prospective target business executed an agreement waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (ii) as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Each of the undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Warrants or Rights, all rights of which will terminate on the Company’s liquidation.

3. Each of the undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business the Company is seeking to acquire, that such Business Combination is fair to the Company’s unaffiliated stockholders from a financial point of view.

4. Neither of the undersigned nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation or other cash payment prior to, or for services rendered in order to effectuate, the consummation of the Business Combination; provided that the Company shall be allowed to make the payments set forth in the Registration Statement under the caption “Prospectus Summary – The Offering – Limited payments to insiders.” Notwithstanding the foregoing, each of the undersigned and any affiliate of the undersigned shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

5. Neither of the undersigned nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event either of the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

6. (a) Forum Investors I, LLC will place into escrow all shares of Founders’ Common Stock, portions of which shall be subject to forfeiture in the event the Underwriters do not exercise their over-allotment option in full, pursuant to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent.

(b) Neither of the undersigned will, without the prior written consent of the Representative pursuant to the Underwriting Agreement, offer, sell, contract to sell, pledge, hedge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units, shares of Common Stock, shares of Founders’ Common Stock, Warrants of the Company or any securities convertible into, or exercisable or exchangeable for shares of Common Stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

(c) Forum Investors I, LLC agrees that until 30 days after the Company consummates a Business Combination, the undersigned’s Founders’ Units (and underlying securities) will be subject to the transfer restrictions described in the Founder Units Purchase Agreement relating to the undersigned’s Founders’ Units.

7. Each of the undersigned hereby waives any right to exercise conversion rights with respect to any shares of the Common Stock or Founders’ Common Stock owned or to be owned by the undersigned, directly or indirectly, whether such shares be part of the Founders’ Common Stock or shares of Common Stock purchased by the undersigned in the IPO or in the aftermarket, and each agrees not to seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

8. Each of the undersigned has full right and power, without violating any agreement by which he or it is bound, to enter into this letter agreement.

9. Each of the undersigned hereby agrees to not propose, or vote in favor of, an amendment to Article Sixth or Seventh of the Company’s Amended and Restated Certificate of Incorporation prior to the consummation of a Business Combination unless the Company provides public stockholders with the opportunity to convert their shares of Common Stock upon such approval in accordance with such Article Sixth thereof.

10. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, Forum Investors I, LLC agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

11. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Each of the undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Representative and appoint a substitute agent acceptable to each of the Company and the Representative within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

12. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and sponsor of the Company immediately prior to the IPO; (iii) “Founders’ Common Stock” shall mean all of the shares of Class F common stock, par value $0.0001 per share, of the Company acquired by an Insider prior to the IPO; (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO; (v) “Founders’ Units” shall mean the units that are being sold privately by the Company simultaneously with the consummation of the IPO; (vi) “Trust Account” shall mean the trust account into which a portion of the net proceeds of the IPO will be deposited; and (vii) “Registration Statement” means, collectively, the Company’s registration statements on Form S-1 (SEC File Nos. 333-216842 and 333-217187) filed with the Securities and Exchange Commission.

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14. Each of the undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

15. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Company; provided, that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

[Signature Page Follows]

Forum Investors I, LLC
Print Name of Insider

By:	Forum Capital Management, LLC, its managing member

By:	/s/ David Boris
Name: David Boris Title: Managing Member

Acknowledged and Agreed:

Forum Merger Corporation

By:	/s/ David Boris
Name: David Boris
Title: Co-Chief Executive Officer

EarlyBirdCapital, Inc.

By:	/s/ Steven Levine
Name: Steven Levine
Title: CEO

[Signature Page to Sponsor Insider Letter]

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